Camber Energy, Inc. 8-K

 Exhibit 99.1

Camber Energy, Inc. Announces Effectiveness of One-for-Twenty-Five Reverse Stock Split

HOUSTON, TX / ACCESSWIRE / December 24, 2018 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids, announced today that, its previously announced 1-for-25 reverse stock split, which the Company previously disclosed was approved by the Board of Directors on December 19, 2018, is effective as of 12:01 a.m. Central Standard Time today, and will be reflected in the marketplace as of the open of trading.

The 1-for-25 reverse stock split, under applicable Nevada law (Nevada Revised Statutes (NRS) Section 78.207), proportionally adjusted both the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock. As a result, the Company did not increase its authorized but unissued shares of common stock as a result of the reverse split (i.e., the Company is not able to issue any greater (proportional) number of shares of common stock after the split than before the split). The effect of the reverse split was only to divide our issued and outstanding common stock by 25 and to simultaneously divide our authorized common stock by 25, the result of which (other than minimal changes due to rounding), is a purely mechanical change (in a ratio of 1-for-25) to our stock price (which will be adjusted upward by a factor of 25 at the open of trading), and issued and outstanding shares of common stock.

No fractional shares will be issued as a result of the reverse split, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any shareholder who otherwise would have received a fractional share as a result of the reverse stock split.

All options, warrants and convertible securities of the Company outstanding immediately prior to the reverse stock split (to the extent they don’t provide otherwise) will be appropriately adjusted by dividing the number of shares of common stock into which the options, warrants and convertible securities are exercisable or convertible by 25 and multiplying the exercise or conversion price thereof by 25, as a result of the reverse stock split.

ClearTrust, LLC, Camber’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact ClearTrust, LLC for further information at (813) 235-4490.

As discussed previously, the Board of Directors approved the reverse split unilaterally, and without shareholder approval, pursuant to Section 78.207 of the NRS, solely to enable the Company to expeditiously meet the low price per share selling price requirements of the NYSE American and to reduce the risk of the Company being automatically delisted from the NYSE American due to the trading prices of its common stock falling below certain NYSE American lower limits. The Board also believes the reverse split will be advantageous in its negotiations with potential acquisition opportunities currently under consideration by the Company.

More information regarding the 1-for-25 reverse stock split will be included in a Current Report on Form 8-K which the Company will file with the Securities and Exchange Commission on December 26, 2018.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE American: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil, natural gas and natural gas liquids in the Texas Panhandle as well as other basins. For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks inherent in natural gas and oil drilling and production activities, including risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks with respect to natural gas and oil prices, a material decline which could cause Camber to delay or suspend planned drilling operations or reduce production levels; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in natural gas and oil prices; risks relating to unexpected adverse developments in the status of properties; risks relating to the absence or delay in receipt of government approvals or third party consents; risks relating to funding we may never receive pursuant to the November 2018 Stock Purchase Agreement; risks relating to our ability to close the transactions contemplated by the Memorandum of Understanding; risks relating to extensions and approvals provided by the NYSE American and other risks described in Camber's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

SOURCE: Camber Energy, Inc.

Released December 24, 2018